Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the inclusion as Exhibit 99.1 in the Form 8-K/A of Patapsco Bancorp, Inc. dated June 15, 2004, of our report dated January 31, 2004, with respect to the consolidated financial statements of Parkville Federal Savings Bank and subsidiary for the years ended December 31, 2003 and 2002.




                                                /s/ Beard Miller Company LLP




Baltimore, Maryland
June 14, 2004